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                                                                     EXHIBIT 3.4




                          STEHEDCO INTERNATIONAL, LTD.

                                    BY-LAWS



                                   ARTICLE I
                                 CORPORATE NAME

                 The exclusive name of this corporation which has been reserved as required by law shall be as above written.

                                   ARTICLE II
                                 CORPORATE SEAL

                 This corporation shall use as its official corporate seal, a seal which shall be circular in form and shall have inscribed thereon the following:

                          Stehedco International, Ltd.
                                 South Carolina

                                  ARTICLE III
                          REGISTERED OFFICE AND AGENT

                 Section 1. The Registered Office of the corporation required by law shall be initially designated and continuously maintained by the Board of Directors. The Registered Office need not be identical with the principal place of business of the corporation. The corporation may maintain such principal place of business or other offices, either within or without the State of South Carolina, as the business of the corporation may from time to time require.

                 Section 2. The Registered Agent of the corporation required by law shall be initially designated and continuously maintained by the Board of Directors.

                 Section 3. The Board of Directors may change the Registered Office and the Registered Agent of the Board of Directors at its discretion from time to time after giving due notice of such change or changes as required by law to the Secretary of State of South Carolina.

                                   ARTICLE IV
                         CORPORATE PURPOSES AND POWERS

                 In addition to the powers and authorities now or hereafter granted by law to corporations, the general nature of the business for which the corporation is organized shall be that set forth in the Articles of Incorporation and any amendments thereto, together with any acts or things in furtherance of, or incidental or conductive to, said objects and purposes.
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                                   ARTICLE V
                       CAPITAL STOCK AND TRANSFER OF SAME

                 Section 1. The capital stock of this corporation shall consist of such shares, divided into one or more classes of either common or preferred, with or without par value, and with such designations, preferences, limitations and relative rights as shall be specifically set forth in the Articles of Incorporation and any amendments thereto.

                 Section 2. Certificates of stock shall be issued in numerical order and shall be signed by the President or Vice President and the Secretary or Assistant Secretary, and shall have affixed thereto the corporate seal.

                 Section 3. Shares of stock may be transferred by the registered holders thereof or by their attorneys legally constituted, or by their legal representatives by delivery of the certificates and an assignment of said shares in writing. No transfer or assignment of shares shall affect the right of this corporation to pay any dividend due upon the stock, or to treat the registered holder as the holder in fact until such transfer or assignment is registered on the books of this corporation.

                                   ARTICLE VI
                                  FISCAL YEAR

                 Section 1. The fiscal year of this corporation shall end on __________________, provided, however, the Board of Directors of this corporation shall have the power to change the fiscal year at its discretion by resolution duly adopted.

                                  ARTICLE VII
                                  SHAREHOLDERS

                 Section 1. Meetings of the shareholders shall be held at the Registered Office of the corporation, unless notice of the meeting shall specify another place or places, which may be either within or without the State of South Carolina.

                 Section. 2.      The annual meeting of the shareholders of the
corporation shall be held on the first Tuesday of the eighth week following the end of each fiscal year at such time and place as may be designated in the notice thereof. If such date is a legal holiday, the annual meeting shall be held on the next succeeding day.

                 Section 3. The President, the Chairman of the Board of Directors, a majority of the Board of Directors, or the holders of not less than ten (10%) percent of the shares entitled to vote at the meeting, shall have authority to call special meetings at such times as he or they may deem best, the hour, place and purpose of such meeting to be stated in the notice thereof.





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                 Section 4.       At least ten (10) days' notice and not more
than fifty (50) days' notice of all meetings shall be given in writing to each shareholder either by way of delivery in person, or by mail, addressed to the shareholders, respectively, at their last known addresses, such notice to state the time and place of meetings, and in case of special meetings, the purpose thereof. Notice may be waived in writing by the shareholders before or after the meeting in question.

                 Section 5. A majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of any business. This quorum, once established shall continue through the meeting and any adjournment thereof.

                                  ARTICLE VIII
                                   DIRECTORS

                 Section 1. At each annual meeting of the shareholders, or at any special meeting of the shareholders called for that purpose, the shareholders of the corporation shall elect not less than three (3) persons as Directors of the corporation, except that if all shares of the capital stock of the corporation are owned by fewer than three (3) shareholders, the number of Directors may be equal to the number of shareholders of record. The Directors of this corporation need not be residents of the State of South Carolina or shareholders of the corporation. The members of such Board of Directors shall hold office at the will of the shareholders and until their successors shall have been elected and shall qualify and shall have general supervision over the affairs of this corporation. Vacancies may be filled by the Directors.

                 Section 2. There shall be an annual meeting of the Directors immediately following the annual meeting of the shareholders. Special meetings may be called at any time by the President or by any one Director or officer of the corporation upon at least one (1) day's advance notice, which need not state the object of the meeting. Notice of the meeting may be waived either before or after the meeting.

                 Section 3. A majority of the total number of directors then in office shall constitute a quorum for the transaction of any business at any meeting of the Directors. A vote of the majority of the Directors at any meeting at which a quorum is present shall be the act of the Board of Directors.

                 Section 4. By resolution of the Board of Directors, the Directors may be paid their expenses of attendance at each meeting of the Board of Directors, or a stated salary as Director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IX
                                    OFFICERS

                 Section 1. The Directors shall elect the following officers who shall hold office until the next annual meeting and until their successors have been elected and shall qualify, to-wit:





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a President, one or more Vice-Presidents, one of whom may be designated as an
Executive Vice-President; a Secretary, a Treasurer, and one or more Assistant Secretaries and Assistant Treasurers and if the Directors deem it advisable, a General Manager; but any two of said officers, with the exception of President and Vice-President, may be filled by the same person. They may also elect or appoint other officers and agents and assistants and fix their duties.

                 Section 2. The officers of the corporation shall be elected at the Annual Meeting of the Board of Directors, or at any special meeting of the Board of Directors called for that purpose. Each officer shall hold office until his successor shall have been elected and shall have qualified. The compensation, together with any employment contracts of any officer of the corporation shall be determined by the Board of Directors.

                 Section 3. The President shall be the chief executive officer of the corporation and have generals supervision of all of the affairs and business of the corporation. The President, together with the Secretary, shall sign all deeds, mortgages, certificates of capital stock or other instruments which the Board of Directors has authorized to be executed, except documents in the normal course of the business of the corporation which the President may sign alone.

                 Section 4. The Vice-President, or Vice-Presidents, as the case may be, including the Executive Vice-President, if any, shall assist the President as the President may request, and perform such other duties as are properly requested by the Board of Directors. In the absence of the President or in the event of his death or disability, the Vice-Presidents so designated by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all of the restrictions upon the President.

                 Section 5. If the Board of Directors deems it advisable to elect a General Manager, said person shall be responsible for the day to day operations of the corporation and shall be directly responsible to the President.

                 Section 6. The Secretary shall keep the minutes of meetings of the shareholders and the Board of Directors and be the custodian of the corporate records and of the seal of the corporation and affix the corporate seal to such documents as may require the corporate seal. The Secretary with the President shall sign all deeds, mortgages, certificates of capital stock and other documents of a formal nature.

                 Section 7. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation and shall keep regular books of amount, in accordance with accepted accounting practices, of all receipts and disbursements of the corporation. The Treasurer shall disburse out of the funds of the corporation payment of such just demands against the corporation as may from time to time be authorized by the Board of Directors.

                 Section 8. An Assistant Secretary and an Assistant Treasurer, when authorized by the Board of Directors, shall have all of the powers and be subject to all of the restrictions upon the Secretary Treasurer, respectively, of the corporation.





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                 Section 9.       The Board of Directors may grant, delegate or
assign to any officer of the corporation any of the duties and authorities hereinabove designated to be performed by any officer, either temporarily or permanently, as long as such powers and authorities shall not be inconsistent with these By-Laws.

                                   ARTICLE X
                                    PROXIES

                 Any shareholder of the corporation may vote at any meeting of the shareholders either in person or by proxy in writing in due form of law, which may be a telegram or cablegram appearing to have been transmitted by the shareholder. All proxies shall be filed with the Secretary of the corporation before or at the time of any meeting of the shareholders. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless said proxy qualifies as an "irrevocable proxy" under the corporate laws of the State of South Carolina.

                                   ARTICLE XI
                              NOTICES AND WAIVERS

                 Section 1. Any notice of any meeting of the shareholders or Directors of this corporation herein required to be given may be waived in writing by the signature of the party to receive notice, either before or after the meeting, which waiver need not specify the business transacted at the meeting or the purpose thereof, and such waiver shall be deemed equivalent to the giving of such notices.

                 Section 2. In computing the period of time for the giving of any notice under these By-Laws, the day of which notice is given shall be excluded, and the day when the act for which notice is given shall be included.

                                  ARTICLE XII
                              AMENDMENT OF BY-LAWS

                 These By-Laws may be amended, modified or added to by vote of a majority of the outstanding common stock, or by a vote of a majority of the members of the Board of Directors, at any meeting, provided notice of such amendment has been given as required by Section 3 of Article VI hereof or
Section 2 of Article VII, as the case may be.





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